Exhibit 99.1

Septerna Appoints Veteran Biotechnology Leader Keith Gottesdiener, M.D., to its Board of Directors

SOUTH SAN FRANCISCO, Calif. – Sept. 29, 2025 – Septerna, Inc. (NASDAQ: SEPN), a clinical-stage biotechnology company pioneering a new era of G protein-coupled receptor (GPCR) drug discovery, today announced the appointment of Keith Gottesdiener, M.D., to its board of directors. A seasoned biotechnology executive with over 30 years of experience advancing medicines from discovery through commercialization, Dr. Gottesdiener will serve as chairperson of a newly constituted R&D Committee of the Board.

“Dr. Gottesdiener’s exceptional track record of successfully advancing novel therapeutics from discovery through development to approval, combined with his deep expertise in regulatory strategy and clinical development across multiple therapeutic areas, will be invaluable as we advance our lead programs and build Septerna into a premier GPCR therapeutics company,” said Jeffrey Finer, M.D., Ph.D., Chief Executive Officer and Co-founder of Septerna. “His appointment comes at a pivotal time as we advance our lead programs and continue building our pipeline of potential differentiated GPCR-targeted therapies.”

“Septerna has established a truly differentiated approach to GPCR drug discovery through its proprietary Native Complex Platform™, creating significant opportunities to address unmet medical needs across multiple therapeutic areas,” said Dr. Gottesdiener. “The company’s innovative science and strong clinical pipeline, including the promising PTH1R program for hypoparathyroidism, position Septerna well to deliver meaningful therapies for patients. I look forward to working with the talented team to help guide the company’s continued growth and development.”

Dr. Gottesdiener has held leadership roles spanning academia, pharmaceutical R&D, and public biotechnology companies. He most recently served as President and Chief Executive Officer of Prime Medicine, Inc., leading the gene-editing company through IPO. Prior to that, Dr. Gottesdiener served as Chief Executive Officer of Rhythm Pharmaceuticals, Inc., where he oversaw the development and approval of setmelanotide for three indications in rare genetic forms of obesity. Before joining the biotechnology industry, Dr. Gottesdiener spent 16 years at Merck Research Laboratories, where he served as Worldwide Head of Late-Stage Development and Worldwide Head of Early Development, with major program responsibilities for the approval of more than 20 novel therapeutics and over 200 successful IND submissions. Earlier in his career, he was Associate Professor of Medicine at Columbia University College of Physicians and Surgeons. Dr. Gottesdiener previously served on the board of directors of Intercept Pharmaceuticals, Inc. He received his M.D. from the University of Pennsylvania Medical School and his A.B. in Applied Mathematics from Harvard University.

About Septerna

Septerna, Inc. is a clinical-stage biotechnology company with a world-class team of GPCR experts and drug developers advancing cutting-edge science to unlock the full potential of GPCR therapies for patients with significant unmet needs. The company’s proprietary Native Complex Platform™ is designed to enable new approaches to GPCR drug discovery and has led to the development of a diverse pipeline of novel oral small molecule drug candidates. Septerna is advancing programs in endocrinology, immunology and inflammation, metabolic diseases and additional therapeutic areas, both independently and with partners. For more information, please visit www.septerna.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements about Septerna’s beliefs and expectations regarding: the continued development and advancement of its oral small molecule GPCR-targeted programs; its ability to demonstrate, and the timing of, preclinical proof-of-concept in vivo and ex vivo studies for multiple programs; its ability to continue to advance product candidates that it may identify and successfully complete clinical studies; the potential of its proprietary Native Complex Platform™; its expectations regarding the implementation of its business model, strategic plans for its business, product candidates, and technology. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: uncertainties related to the results of preclinical studies, or clinical studies not being predictive of future results in connection with future studies; Septerna’s product candidates entering into and successfully advancing through clinical trials; the authorization, initiation, and successful completion of preclinical and

Investigational New Drug (IND)-enabling studies to support future clinical development of potential product candidates (including those for the PTH1R program), including uncertainties related to opening INDs and obtaining regulatory approvals; risks related to clinical development outcomes including unexpected safety or efficacy findings; the scope of protection Septerna is able to establish and maintain for intellectual property rights covering its Native Complex Platform™ and its product candidates; Septerna’s ability to identify and enter into future license agreements and collaborations; and general economic, industry and market conditions. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Septerna’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Septerna’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Septerna explicitly disclaims any obligation to update any forward-looking statements subject to any obligations under applicable law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

Renee Leck, THRUST

renee@thrustsc.com

Media Contact:

Carly Scaduto, THRUST

carly@thrustsc.com